                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
             (Exact name of registrant as specified in its charter)

         Delaware                    0-23108                   Not required
         --------                    -------                   ------------
  (State of organization)     (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                               19720
--------------------                                               -----
(Address of principal                                            (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                          Name of each exchange
Title of each class                                       on which each class
to be so registered                                       is to be registered
-------------------                                       -------------------
     None                                                        None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


        Series 1998-2 5.80% Class A Credit Card Pass-Through Certificates Series 1998-2 5.95% Class B Credit Card Pass-Through Certificates
        -----------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

          Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16 to 29 of the Prospectus dated February 25, 1998 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103) and on pages S-17 to S-31 of the Prospectus Supplement dated February 25, 1998 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103).

Item 2.  Exhibits

          Exhibit 4.1 (a)  Pooling and Servicing Agreement, dated as of October
                           1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

          Exhibit  4.1 (b) First Amendment to Pooling and Servicing Agreement,
                           dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                           Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

          Exhibit 4.1 (c)  Second Amendment to Pooling and Servicing Agreement,
                           dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                           Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form

                           8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

          Exhibit 4.2 Series Supplement, dated as of March 4, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 1998-2, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated March 4, 1998, File No. 0-23108).

          Exhibit 99.1 Prospectus Supplement dated February 25, 1998 and Prospectus dated February 25, 1998 with respect to the 5.80% Class A Credit Card Pass-Through Certificates and the 5.95% Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1998-2.

                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Discover Card Master Trust I
                                            (Registrant)

                                            By:  Greenwood Trust Company
                                            (Originator of the Trust)


Dated:  March 4, 1998                       By:  /s/ John J. Coane
                                               -----------------------
                                                 John J. Coane
                                                 Vice President, Director of
                                                 Accounting and Treasurer

                                  EXHIBIT INDEX


Exhibit No.                                                                Page
-----------                                                                ----
         4.1(a)   Pooling and Servicing Agreement, dated as of October
                  1, 1993, between Greenwood Trust Company as Master
                  Servicer, Servicer and Seller and U.S. Bank National
                  Association d/b/a First Bank National Association
                  (successor trustee to Bank of America Illinois,
                  formerly Continental Bank, National Association) as
                  Trustee (incorporated by reference to Exhibit 4.1 of
                  Discover Card Master Trust I's Registration Statement
                  on Form S-1 (Registration No. 33-71502), filed on
                  November 10, 1993).

          4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Greenwood Trust
                  Company as Master Servicer, Servicer and Seller and
                  U.S. Bank National Association d/b/a First Bank
                  National Association (successor trustee to Bank of
                  America Illinois, formerly Continental Bank, National
                  Association) as Trustee (incorporated by reference to
                  Exhibit 4.4 of Discover Card Master Trust I's Current
                  Report on Form 8-K, dated August 1, 1995 and filed on
                  August 10, 1995, File No. 0-23108).

         4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Greenwood
                  Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a First Bank
                  National Association (successor trustee to Bank of
                  America Illinois, formerly Continental Bank, National
                  Association) as Trustee (incorporated by reference to
                  Exhibit 4.4 of Discover Card Master Trust I's Current
                  Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

         4.2      Series Supplement, dated as of March 4, 1998, between
                  Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as
                  Trustee, with respect to Series 1998-2, including form of Class A Certificate and form of Class B
                  Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on
                  Form 8-K, dated March 4, 1998, File No. 0-23108).

         99.1     Prospectus Supplement dated February 25, 1998 and
                  Prospectus dated February 25, 1998 with respect to the 5.80% Class A Credit Card Pass-Through
                  Certificates and the 5.95% Class B Credit Card
                  Pass-Through Certificates of Discover Card Master
                  Trust I, Series 1998-2.